Exhibit 10.8

INCENTIVE STOCK OPTION AGREEMENT PURSUANT

TO THE VISION BANCSHARES, INC.

INCENTIVE STOCK COMPENSATION PLAN

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made as of the                     of            ,            , by and between Vision Bancshares, Inc., an Alabama corporation (the “Company”), and                     (“Employee”).

WITNESSETH:

The Company has determined that it is in the best interests of the Company and its shareholders to encourage ownership in the Company by qualified employees of the Company thereby providing additional incentive for them to continue in the employ of the Company or its affiliates. To that end, an Incentive Stock Option is granted by the Board of Directors to Employee pursuant, and subject to, the Company’s Incentive Stock Compensation Plan (“the Plan”) in the following terms and conditions:

SECTION I

DEFINED TERMS

Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

SECTION II

SHARES OPTIONED, OPTION PRICE, AND TIME OF EXERCISE

Effective as of the date hereof, the Company grants to Employee, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the number of shares set forth on Exhibit A of the presently authorized but unissued common stock (“Common Stock”) of the Company at the purchase price per share set forth as the option price on Exhibit A.

The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Employee delivers to the Company a fully executed counterpart hereof. Thereafter, the Option shall be granted as of such effective date and shall be exercisable in accordance with the exercise schedule set forth in Exhibit A, subject to any termination, acceleration or change in the exercise schedule set forth in this Agreement apart from Exhibit A.

Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the

Option may be terminated as hereinafter provided. If the Employee does not purchase the full number of shares to which Employee is entitled in any one year, Employee may purchase such shares in the next year specified in the exercise schedule hereto, in addition to the shares which he is otherwise entitled to purchase in the next year.

SECTION III

EXERCISE PROCEDURE

Employee shall exercise the Option by notifying the Company of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash, in Common Stock or in a combination of cash and Common Stock. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by the Board of Directors at the time of exercise. In no event shall the purchase price be less than one hundred percent (100%) of the Fair Market Value of such stock at the time the Option is granted; except that the purchase price shall be one hundred ten percent (110%) of the Fair Market Value in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be approximately endorsed for transfer and assignment to the Company.

The Company will, as soon as is reasonably possible, notify the Employee of the amount of withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the Option. The Company shall have no obligation to deliver certificates for the shares purchased until Employee pays to the Company the amount of withholding specified in the Company’s notice in cash or in Common Stock. Alternatively, Employee may direct the Company to withhold that number of shares of Common Stock (valued according to the procedures set forth in this section on the date of withholding) sufficient to satisfy such obligation.

SECTION IV

TERMINATION OF EMPLOYMENT

If Employee’s employment (or other service) with the Company terminates for reasons other than Total and Permanent Disability or death, this Option shall be exercised not later than three months after such termination, but may be exercised only to the extent the Option was exercisable on the date of termination, and in no event after ten (10) years from the date of granting thereof. Except as may be otherwise provided in this Agreement, the Option granted hereunder shall not be affected by any change of employment so long as Employee continues to be employed by the Company.

SECTION V

ACCELERATION OF EXERCISE

( a )	Total and Permanent Disability. If the Employee should incur a Total and Permanent Disability while holding this Option, the Option shall become fully exercisable as to all shares subject to it and may be exercised at any time within 365 days following the date of disability, but in no event after the Expiration date set forth on Exhibit A. If such Option is exercised after three months from the date Employee ceased to be an employee of the Company, such Option may not receive favorable tax treatment under Code Section 421(a).

( b )	Death. If Employee should die while holding this Option, the Option may be exercised at any time within 365 days following the date of death. Such option may be exercised by the beneficiary designated by the Employee on Exhibit B hereto, in accordance with Section X hereto, or if no beneficiary is designated on Exhibit B, by the executor or administrator of the Employee’s estate, but in no event after the earlier of (i) the date 365 days following the Employee’s date of death, or (ii) the Expiration date set forth on Exhibit A hereto.

( c )	Change of Control. This Option shall become fully exercisable upon a Change of Control or Potential Change of Control.

SECTION VI

NON-ASSIGNABILITY AND TERM OF OPTION

The Option shall not be transferable or assignable by the Employee, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Employee’s lifetime, only by him or, during periods of legal disability by his legal representative. No Option shall be subject to execution, attachment or similar process.

In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will employ Employee for any period of time or in any position or for any particular compensation.

SECTION VII

RIGHTS OF EMPLOYEE IN STOCK

Neither Employee, nor his successors in interest, shall have any of the rights of a shareholder of the Company with respect to the shares for which the Option is exercised until such shares are issued by the Company.

SECTION VIII

NOTICES

Any notice to be given hereunder shall be in writing and shall be addressed to the Company, at 2201 West 1st Street, P. O. Box 4649, Gulf Shores, Alabama 36547, Attention: President, and any notice to be given to Employee shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

SECTION IX

SUCCESSORS OR ASSIGNS OF THE COMPANY

The Option shall be binding upon and shall inure to the benefit of any successor of the Company.

SECTION X

MISCELLANEOUS

( a )	Designation of Beneficiary. The Employee shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as Employee’s Beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Employee’s death. Such designation under this Agreement maybe revoked by the Employee at any time and a new beneficiary may be designated by the Employee by execution and submission to the Board of Directors of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and received by the Board of Directors, or its designee, prior to the date of the Employee’s death. In the absence of such designation, the Employee’s beneficiary shall be the legal representative of the Employee’s estate.

( b )	Incapacity of Employee or Beneficary. If any person entitled to a distribution under this Agreement is deemed by the Board of Directors to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Board of Directors may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any libility of the Board of Directors, the Company and the Plan therefor.

( c )	Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

( d )	Gender. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

( e )	Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

( f )	Regulatory Capital Requirements. The Employee hereby agrees that all Options subject to this Agreement, to the extent not exercised, may be canceled at any time by the Company, or the Employee may be required to exercise such Options, to the extent they may be exercised, in accordance with Section 4.9 of the Plan.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Employee as of the date and year first written above.

Employee:	VISION BANCSHARES, INC.

Address:	BY:
J. DANIEL SIZEMORE
CHAIRMAN & CEO

EXHIBIT A

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO THE VISION BANCSHARES, INC.

INCENTIVE STOCK COMPENSATION PLAN

Date of Grant:

Employee:

Number of Shares:	shares of Common Stock

Option Price per share:	$

Exercise Schedule
(subject to Article III of the Plan):

Expiration Date:	10 yrs from grant

To qualify the favorable federal income tax treatment for incentive Stock Options tax treatment, the Employee must not dispose of shares obtained from exercise of an Option until at least two years after the date of grant and one year after the date of exercise of the Option. If these holding periods are not met, the sale or other disposition of shares will be a disqualifying disposition pursuant to code Section 422 ( c ).

EXHIBIT B

DESIGNATION OF BENEFICIARY FOR THE

INCENTIVE STOCK OPTION AGREEMENT PURSUANT

TO THE VISION BANCSHARES, INC.

INCENTIVE STOCK COMPENSATION PLAN

Name of Employee:

Original Date of Agreement:

If I shall cease to be an employee of the Company by reason of my death, or if I shall die after I have terminated my employment with the Company but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to ______________________________________________________________________________________
___________________________________________________________________________________________________________________________
____________________________________________________________________________________as my primary beneficiary, or to
___________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________,

as my secondary beneficiary if my primary beneficiary is unable to accept transfer, in the manner provided for in the Plan and the Agreement.

Employee:

Dated:

Receipt acknowledged by:

Dated: